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                                                                EXHIBIT 99.2

RFS HOTEL INVESTORS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995
(IN THOUSANDS)

                                                ACTUAL         PRO FORMA
                                               --------        ---------
Lease revenue                                   $47,249         $55,958
Interest income                                   1,058           1,058
                                                -------         -------
Total revenue                                    48,307          57,016
                                                -------         -------
Real estate taxes and
  property and casualty insurance                 5,019           6,265
Depreciation                                      8,578          11,681
Amortization of franchise fees
  and unearned compensation                         536             536
Compensation                                        936             936
Franchise taxes                                     283             283
General and administrative                          968             968
Amortization of loan costs                          310             310
Interest expense, net                               592           4,489
                                                -------         -------
Total expenses                                   17,222          25,468
                                                -------         -------


Income before allocation to minority interests   31,085          31,548

Income allocation to minority interest              439           2,997
                                                -------         -------

Net income                                      $30,646         $28,551
                                                =======         =======

Net income per common and common
  equivalent share                              $  1.26         $  1.17

Weighted average shares and partnership
  units outstanding                              24,620          26,865


RFS HOTEL INVESTORS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
(IN THOUSANDS)

                                                ACTUAL         PRO FORMA
                                               --------        ---------
Lease revenue                                   $47,594         $55,294
Interest income                                     259             259
                                                -------         -------
Total revenue                                    47,853          55,553
                                                -------         -------
Real estate taxes and
  property and casualty insurance                 4,459           5,394
Depreciation                                      7,944          10,270
Amortization of franchise fees
  and unearned compensation                         543             543
Compensation                                      1,485           1,485
Franchise taxes                                     195             195
General and administrative                        1,475           1,475
Loss on sale of a property                          244             244
Amortization of loan costs                          264             264
Interest expense, net                             2,360           5,283
                                                -------         -------
Total expenses                                   18,969          25,153
                                                -------         -------


Income before allocation to minority interests   28,884          30,400

Income allocation to minority interest              406           2,888
                                                -------         -------

Net income                                      $28,478         $27,512
                                                =======         =======

Net income per common and common
  equivalent share                              $  1.14         $  1.10

Weighted average shares and partnership
  units outstanding                              24,667          26,912


RFS HOTEL INVESTORS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1996
(IN THOUSANDS)

                                                ACTUAL         PRO FORMA
                                               --------        ---------
ASSETS

Investment in hotel properties, net            $401,883        $492,883
Hotels under development                          7,967           7,967
Cash and cash equivalents                         1,124           1,124
Accounts receivable-Lessees                      11,494          11,494
Deferred expenses, net                            1,345           1,345
Prepaid and other assets                            577             577
Escrow deposits on hotels under development       2,045           2,045
                                               --------        --------
                                               $426,435        $517,435
                                               ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses          $  1,989        $  1,989
Accrued real estate taxes                         2,641           2,641
Borrowings on line of credit                     48,600         101,435
Long-term debt                                    8,305           8,305
Minority interest                                 4,581          38,412
                                               --------        --------
                                                 66,116         152,782
                                               --------        --------

Commitments and contingencies

Shareholders' equity:
  Preferred Stock, $.01 par value, 5,000,000
    shares authorized, 973,884 and none
    outstanding                                      10              10
  Common Stock, $.01 par value, 100,000,000
    shares authorized, 24,384,000 and
    24,294,000 shares outstanding                   244             244
  Paid-in capital                               356,548         360,882
  Undistributed income                            6,027           6,027
  Unearned directors' and officers'
    compensation                                 (2,510)         (2,510)
                                               --------        --------
       Total shareholders' equity               360,319         364,653
                                               --------        --------
                                               $426,435        $517,435
                                               ========        ========
